UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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iSHARES TRUST

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iShares Morningstar Large-Cap Growth ETF

Your vote makes a difference. Please vote TODAY!

URGENT NOTICE – UPCOMING SHAREHOLDER MEETING

Shareholder Name

Address

Address

Address

Address

BARCODE

                                             Reference Number:

Dear Shareholder:

Recently, we mailed you proxy materials outlining an important proposal for your Fund.

The Board unanimously recommends that the shareholders of the Fund vote “FOR” the proposal. The Board believes the approval of the change in the Fund’s diversification status to non-diversified would be in your best interests as a shareholder. We urge you to vote before March 12, 2021, the date of your Fund’s Special Shareholder Meeting.

Voting takes only a few minutes and can be done over the phone. Please call:

1-866-456-7938 (toll-free)

Hours: 11:00 a.m. - 11:00 p.m. ET – Monday through Friday

                                                                          12:00 p.m. - 6:00 p.m. ET – Saturday

You will connect with a representative of Computershare, the firm helping your Fund gather votes, who will:

•	Answer your questions about the proposal.

•	Use the reference number above to locate your voting record.

•	Take your vote over the phone, quickly and easily – it only takes a few moments.

•	Ensure the line is recorded for your protection.

•	Ensure you receive a vote confirmation by mail.

Thank you for your consideration of this proposal and for investing with iShares.

Sincerely,

Armando Senra

President of iShares Trust